EXHIBIT 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Health Care Property Investors, Inc., a Maryland corporation (the “Company”), hereby certifies, to his knowledge, that:

(i) the accompanying quarterly report on Form 10-Q of the Company for the period ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 8, 2004	/s/ James F. Flaherty III
James F. Flaherty III President and Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Health Care Property Investors, Inc. and will be retained by Health Care Property Investors, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.